Exhibit 12.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100854) of Logitech International S.A. of our report dated May 17, 2004 relating to the financial statements, which appear in this Form 20-F.

PricewaterhouseCoopers SA

/s/ M. Foley	/s/ M. Perry
M. Foley	M. Perry

Lausanne, Switzerland

May 17, 2004